EXHIBIT (a)(1)(iv)

OFFER BY

EATON VANCE MUNICIPAL BOND FUND

Two International Place

Boston, Massachusetts 02110

(800) 262-1122

To Purchase For Cash Up to 5% or 3,986,326 of its Outstanding Common Shares of Beneficial Interest

At 98% of Net Asset Value Per Share

THE FUND’S OFFER AND WITHDRAWAL RIGHTS

WILL EXPIRE AT 5:00 P.M., EASTERN TIME

ON DECEMBER 13, 2019, UNLESS THE OFFER IS EXTENDED.

November 14, 2019

To Our Clients:

Enclosed for your consideration are the Offer to Purchase, dated November 14, 2019, and the related Letter of Transmittal (which together, as they may be amended and supplemented from time to time, constitute the “Offer”), in connection with the offer by Eaton Vance Municipal Bond Fund, a Massachusetts business trust registered under the Investment Company Act of 1940, as amended, as a closed-end management investment company (the “Fund”), to purchase for cash up to 3,986,326 (i.e., up to 5%) of its issued and outstanding common shares of beneficial interest at a price per share equal to 98% of its net asset value (“NAV”) per share as of the close of regular trading of the New York Stock Exchange on the date the Offer expires, upon the terms and subject to the conditions of the Offer.

All shares validly tendered before 5:00 p.m. Eastern Time December 13, 2019 (the later of December 13, 2019 and the latest time or date to which the Offer is extended, the “Expiration Date”) and not properly withdrawn will be purchased by the Fund at a price per share equal to 98% of its NAV per share as of the close of regular trading of the New York Stock Exchange on the Expiration Date, subject to the terms and conditions thereof, including proration provisions. All shares that the Fund does not accept for purchase because of proration will be returned at the Fund’s expense to the shareholders that tendered such shares promptly after the Expiration Date.

We are the owner of record of shares held for your account. As such, we are the only ones who can tender your shares, and then only pursuant to your instructions. We are sending you the Letter of Transmittal for your information only. You cannot use the Letter of Transmittal to tender shares we hold for your account.

Please instruct us as to whether you wish us to tender, on the terms and subject to the conditions of the Offer, any or all of the shares we hold for your account, by completing and signing the Instruction Form enclosed herein.

Please note carefully the following:

1.     You should consult with your broker and/or tax advisor as to whether (and if so, in what manner) you should designate the priority in which you want your tendered shares to be purchased if less than all of your shares are to be purchased;

2.    The Offer is not conditioned upon any minimum number of shares being tendered. The Offer is, however, subject to other conditions set forth in Sections 1 and 13 of the Offer to Purchase, which you should read carefully. The Fund may reduce the size of the Offer if necessary to ensure that the recent reorganization of Eaton Vance Municipal Bond Fund II into the Fund continues to qualify as a tax-free reorganization for federal income tax purposes.

3.    The Offer and the withdrawal rights will expire at 5:00 p.m., Eastern Time, on December 13, 2019, unless the Offer is extended.

4.    The Offer is for up to 3,986,326 (i.e., up to 5%) of the Fund’s issued and outstanding shares of common stock as of November 14, 2019.

5.    No fees or commissions will be payable to the Fund in connection with the Offer. However, brokers and other nominees who tender their shares of common stock pursuant to your instructions may charge you a fee for doing so. Any stock transfer taxes applicable to the sale of shares of common stock to the Fund pursuant to the Offer will be paid by the Fund except as otherwise provided in the Offer to Purchase and Letter of Transmittal (see Instruction 6 of the Letter of Transmittal).

6.    The Board of Trustees of the Fund (the “Board”) has approved the Offer. However, none of the Fund, its Board, Eaton Vance Management, the Fund’s investment adviser, or AST Fund Solutions, LLC, the information agent for the Offer (the “Information Agent”), makes any recommendation to any shareholder as to whether to tender or refrain from tendering any shares. Shareholders should carefully evaluate all information in the Offer, should consult their own investment and tax advisors, and should make their own decisions about whether to tender shares, and, if so, how many shares to tender.

The current NAV per share of the Fund will be calculated daily and may be obtained by calling the Information Agent at 877-283-0318 (toll-free).

If you wish to have us tender any or all of your shares, please instruct us to that effect by completing, executing and returning to us the enclosed Instruction Form. If you authorize us to tender your shares, we will tender all of the shares that we hold beneficially for your account unless you specify otherwise on the enclosed Instruction Form.

Please forward your completed Instruction Form to us in a timely manner to give us ample time to permit us to submit the tender on your behalf before the Expiration Date of the Offer. The Offer and withdrawal rights will expire at 5:00 p.m., Eastern Time, on December 13, 2019, unless the Fund extends the Offer.

As described in the Offer to Purchase, if more than 5% or 3,986,326 shares are validly tendered and not properly withdrawn before the Expiration Date, then the Fund will purchase validly tendered shares on a pro rata basis (disregarding fractional shares).

The Offer is being made solely under the Offer to Purchase and the Letter of Transmittal. The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of shares residing in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

Payment for shares purchased pursuant to the Offer will in all cases be made only after timely receipt by American Stock Transfer & Trust Company, LLC, the depositary for the Offer (the “Depositary”), of: (a) timely confirmation of the book-entry transfer of such shares into the account maintained by the Depositary at The Depository Trust Company (the “Book-Entry Transfer Facility”) pursuant to the procedures set forth in Section 3 of the Offer to Purchase; (b) an agent’s message (as defined in the Offer to Purchase), in connection with a book-entry delivery, or the Letter of Transmittal, properly completed and duly executed, with any required signature guarantees; and (c) any other documents required by the Letter of Transmittal. Accordingly, payment may not be made to all tendering shareholders at the same time depending upon when confirmation of book-entry transfer of such shares into the Depositary’s account at the Book-Entry Transfer Facility are actually received by the Depositary.

YOUR PROMPT ACTION IS REQUESTED. PLEASE FORWARD YOUR COMPLETED INSTRUCTION FORM TO US IN AMPLE TIME TO PERMIT US TO SUBMIT THE TENDER ON YOUR BEHALF BEFORE THE EXPIRATION OF THE OFFER.

INSTRUCTION FORM

With Respect to the Offer by

EATON VANCE MUNICIPAL BOND FUND

to Purchase For Cash Up to 5% or 3,986,326 of its Outstanding Common Shares of Beneficial Interest

At 98% of Net Asset Value Per Share

The undersigned acknowledge(s) receipt of your letter in connection with the offer by Eaton Vance Municipal Bond Fund, a Massachusetts business trust registered under the Investment Company Act of 1940, as amended, as a closed-end management investment company (the “Fund”), to purchase for cash up to 3,986,326 (i.e., up to 5%) of its issued and outstanding common shares of beneficial interest at a price per share equal to 98% of its net asset value (“NAV”) per share as of the close of regular trading of the New York Stock Exchange on the date the offer expires, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated November 14, 2019, and the related Letter of Transmittal (which, together with any supplements or amendments thereto, collectively constitute the “Offer”).

All shares validly tendered before 5:00 p.m. Eastern Time on December 13, 2019, or the latest date to which the Fund extends the Offer, whichever is later (the “Expiration Date”) and not properly withdrawn will be purchased by the Fund at a price per share equal to 98% of its NAV per share as of the close of regular trading of the New York Stock Exchange on the Expiration Date, subject to the terms and conditions of the Offer, including proration provisions. All shares that the Fund does not accept for purchase because of proration will be returned at the Fund’s expense to the shareholders that tendered such shares promptly after the Expiration Date.

The undersigned hereby instruct(s) you to tender to the Fund the number of shares indicated below or, if no number is indicated, all shares you hold for the account of the undersigned, in accordance with the terms and subject to the conditions of the Offer.

NUMBER OF SHARES TO BE TENDERED BY YOU FOR

THE ACCOUNT OF THE UNDERSIGNED:

                     SHARES*

*	Unless you indicate otherwise, we will assume that you are instructing us to tender all of the shares that we hold for your account.

THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT THE OPTION AND RISK OF THE

TENDERING SHAREHOLDER. IF DELIVERY IS BY MAIL, WE RECOMMEND REGISTERED MAIL

WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED. IN ALL CASES, PLEASE ALLOW

SUFFICIENT TIME TO ENSURE DELIVERY.

-PLEASE SIGN ON THE NEXT PAGE-

Signature(s):

Name(s):
(Please Print)

Address(es):

(Please Include Zip Code)

Telephone Number(s), including Area Code(s):

Taxpayer ID or Social Security No.:

Dated: